As Filed with the Securities and Exchange Commission on June 14, 2000
                                                   Registration No. 333-37786



                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-3

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ACCESS PHARMACEUTICALS, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


          Delaware                                  3841
------------------------------           ---------------------------
(State or Other Jurisdiction             (Primary Standard Industrial
of Incorporation or Organization)         Classification Code Number)

                              83-0221517
                          -------------------
                          (I.R.S. Employer
                           Identification No.)

                    2600 Stemmons Freeway, Suite 176
                   Dallas, Texas 75207 (214) 905-5100
    ----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Kerry P. Gray
                 President and Chief Executive Officer
                      Access Pharmaceuticals, Inc.
                    2600 Stemmons Freeway, Suite 176
                           Dallas, Texas 75207
                             (214) 905-5100
       ------------------------------------------------------------
                (Name, address, including zip code, and
       telephone number, including area code, of agent for service)

                            with copies to:

                        John J. Concannon III
                           Bingham Dana LLP
                          150 Federal Street
                           Boston, MA 02110
                            (617) 951-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /x/   333-37786

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                    CALCULATION OF REGISTRATION FEE

Title of Securities                                        Propsed Maximum
to be Registered       Amount to be Registered     Offering Price Per Share(1)
-------------------   -------------------------   ----------------------------
Common Stock $.01           67,230 share (2)                   $4.06
par value per share

Proposed Maximum Aggregate
    Offering Price (1)        Amount of Registration Fee
--------------------------   ----------------------------
      $191,754                     $50.62

(1) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices as reported by the American Stock Exchange on June 13, 2000.

(2) Includes 67,230 shares issuable to certain selling stockholders upon exercise of warrants for the purchase of shares of the Registrant's Common Stock.

This Registration Statement is being filed with respect to the registration of additional shares of the common stock, $.01 par value per share, of Access Pharmaceuticals, Inc., a Delaware corporation, for an offering pursuant to Rule 462 (b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-37786) are incorporated in this Registration Statement by reference.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

5.1    Opinion of Bingham Dana, LLP,

23(a)  Consent of Bingham Dana LLP (included in Exhibit 5.1)

26 Power of Attorney (Included in signature page to Registration Statement No 333-37786 on Form S-3 filed May 24, 2000)

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 14th day of June, 2000.

                              ACCESS PHARMACEUTICALS, INC.
                              By /s/ Kerry P. Gray
                                ----------------------
                              Kerry P. Gray
                              President and Chief Executive Officer, Director



Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following person in the capacities and on the dates indicated.

         Signature                      Title                    Date
-------------------------   -----------------------------   --------------
 /s/  Kerry P. Gray
-----------------------
      Kerry P. Gray          President and Chief Executive    June 14, 2000
                             Officer, Director

           *
--------------------------
  Herbert H. McDade, Jr.     Director                         June 14, 2000

           *
-----------------------
  J. Michael Flinn           Director                         June 14, 2000

           *
-----------------------
  Stephen B. Howell          Director                         June 14, 2000

           *
----------------------
  Max Link                   Director                         June 14, 2000

           *
----------------------
  Howard P. Milstein         Director                         June 14, 2000

           *
------------------
  Richard Stone              Director                         June 14, 2000

           *
------------------
  Preston Tsao               Director                         June 14, 2000

/s/ Stephen B. Thompson
------------------------
  Stephen B. Thompson        Vice President,                  June 14, 2000
                             Chief Financial Officer,
                             Treasurer

  /s/ Kerry P. Gray
------------------------
* by: Kerry P. Gray          Attorney-in-fact                 June 14, 2000
